News Release
FOR IMMEDIATE RELEASE

CONTACT:
Bernard Freibaum
Chief Financial Officer
General Growth Properties, Inc.
TEL (312) 960-5252

General Growth Properties, Inc.
Reports Form 10-K Filing Extension

Chicago, Illinois, March 16, 2005 – General Growth Properties, Inc. (NYSE:GGP) today announced it filed Form 12b-25 with the Securities and Exchange Commission (the “SEC”) to obtain a 15 day extension of the filing date for its Annual Report on Form 10-K for the year ended December 31, 2004. As with many other real estate and retail companies, the Company sought this extension solely to complete a review of its method of accounting for leases and leasehold improvements as a result of new views recently expressed by the SEC on leasehold accounting. The Company expects to file the Form 10-K on or before the extended deadline of March 31, 2005. The Company does not believe that adjustments, if any, resulting from this review will require any significant change in its previously reported results of operations. Any change in lease accounting and resulting non-cash adjustments that may be necessary will not have any effect on the Company’s historical cash flows or the timing of collections to be received under the related leases. The Company’s extension is not related to the Company’s assessment of the effectiveness of internal controls over financial reporting under Section 404 of Sarbanes-Oxley Act of 2002. At this time, management of the Company has not identified any material weaknesses in its internal controls over financial reporting.

The Rouse Company LP (“TRC”), a subsidiary of the Company, which was acquired on November12, 2004, continues to be required to separately file reports with the SEC. TRC has filed to obtain an extension of the filing date for its annual report on Form 10-K. The Company also expects that TRC will file its Form 10-K on or before the extended filing deadline of March 31, 2005. TRC has not completed and cannot complete an assessment of the effectiveness of internal controls over financial reporting under Section 404 of Sarbanes-Oxley Act of 2002. The lack of assessment by TRC has caused delays in completing the TRC audit. TRC’s independent assessment does not affect the Company’s assessment because the Company has until November 2005 to include TRC in its consolidated internal controls assessment. The Company expects to include TRC in its assessment within the required time frame.

RISKS AND UNCERTAINTIES
This release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Representative examples of these risks, uncertainties and critical accounting or other assumptions which could cause actual results to differ materially from those contained in the forward-looking statements include (without limitation) general industry and economic conditions, acts of terrorism, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in the Company’s markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at the Company’s properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support the Company’s future business. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent reports on Form 10-Q and 10-K, which identify important factors which could affect the forward-looking statements in this release.

General Growth is the second largest US based publicly traded Real Estate Investment Trust (REIT). General Growth currently has ownership interest and management responsibility for a portfolio of 209 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. The company portfolio totals approximately 200 million square feet of retail space and includes over 18,000 retailers nationwide. General Growth Properties, Inc. is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the company web site at www.generalgrowth.com.